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   As filed with the Securities and Exchange Commission on December 1, 2000


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                     ------------------------------------

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of report (date of earliest event reported):
                               November 30, 2000

                  Exact name of registrants as specified
Commission        in their charters, address of principal        State of           I.R.S. Employer
File Number       executive offices, and telephone number      Incorporation       Identification No.

1-15929           CP&L ENERGY, INC.                             North Carolina          56-2155481
                  411 Fayetteville Street
                  Raleigh, North Carolina 27601-1748
                  Telephone:  (919) 546-6411

1-3382            CAROLINA POWER & LIGHT COMPANY                North Carolina          56-0165465
                  411 Fayetteville Street
                  Raleigh, North Carolina 27601-1748
                  Telephone:  (919) 546-6411

The address of neither registrant has changed since the last report.

This combined Form 8-K represents separate filings by CP&L Energy, Inc. and Carolina Power & Light Company. Information contained herein relating to an individual registrant is filed by that registrant on its own behalf.

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On November 30, 2000, CP&L Energy, Inc., a North Carolina corporation, acquired all of the outstanding common stock of Florida Progress Corporation, a Florida corporation, in accordance with the Amended and Restated Plan of Exchange, including the related Plan of Share Exchange, dated as of August 22, 1999, as amended and restated as of March 3, 2000, among CP&L Energy, Florida Progress and Carolina Power & Light Company, a North Carolina corporation. See
Exhibit 99.1 filed herewith. All state and federal regulatory approvals and shareholder approvals required for the share exchange have been received.

     Florida Progress shareholders will receive $54.00 in cash or shares of CP&L Energy common stock having a value of $54.00, subject to proration, and one contingent value obligation in exchange for each of their shares of Florida Progress common stock. The exchange ratio for the shares of CP&L Energy common stock issued to Florida Progress shareholders was 1.3473, based on the average of the closing sale price per share of CP&L Energy common stock as reported on the New York Stock Exchange Composite Tape on each of the 20 consecutive trading days in the period October 26 through November 22, 2000. Each contingent value obligation represents the right to receive contingent payments based upon the net after-tax cash flow to CP&L Energy generated by four synthetic fuel plants purchased by Florida Progress in October 1999.

     CP&L Energy funded the share exchange with an approximately $3.5 billion commercial paper issuance backed by a syndicated credit facility arranged by Merrill Lynch & Co. and Salomon Smith Barney, Inc. CP&L Energy expects to replace a majority of the short-term financing with long-term financing using a combination of debt and/or preferred securities.

ITEM 5. OTHER EVENTS

     In accordance with the Amended and Restated Agreement and Plan of Exchange, CP&L Energy has appointed Florida Progress directors Richard Korpan, W.D. Frederick, Jr., Richard Nunis and Jean Giles Wittner to serve as directors of CP&L Energy, effective upon the closing of the share exchange. In addition, Messrs. Korpan, Frederick and Nunis and Ms. Wittner have been appointed to serve as directors of Carolina Power & Light, effective upon the closing of the share exchange.

ITEM 7. FINANCIAL STATEMENTS TO PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)  Financial Statements of Business Acquired:

        The financial statements required by this item shall be filed not later than 60 days after the date this report is required to be filed.

        (b)  Pro Forma Financial Information.
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     The pro forma financial information required by this item shall be filed not later than 60 days after the date this report is required to be filed.

     (c)  Exhibits.

          1.1 Amended and Restated Agreement and Plan of Exchange, dated as of August 22, 1999, as amended and restated as of March 3, 2000, among Carolina Power & Light Company, CP&L Energy, Inc. and Florida Progress Corporation (incorporated by reference to Annex A of CP&L Energy's definitive joint proxy statement/prospectus contained in CP&L Energy's Registration Statement on Form S-4 (File No. 333-40836)).

          4.1 Contingent Value Obligation Agreement, dated as of November 30, 2000, between CP&L Energy, Inc. and The Chase Manhattan Bank, as Trustee (filed herewith).

          99.1 Press Release, dated November 30, 2000 (filed herewith).
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CP&L ENERGY, INC.
                                        CAROLINA POWER & LIGHT COMPANY
                                        Registrants

                                        By: /s/ Peter M. Scott III
                                            ----------------------------------
                                                Peter M. Scott III
                                                Executive Vice President and
                                                Chief Financial Officer of each
                                                Registrant


Date:  December 1, 2000
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                               INDEX TO EXHIBITS

Exhibit Number    Description of Exhibit
--------------    ----------------------

    1.1 Amended and Restated Agreement and Plan of Exchange, dated as of August 22, 1999, as amended and restated as of March 3, 2000, among Carolina Power & Light Company, CP&L Energy, Inc. and Florida Progress Corporation (incorporated by reference to Annex A of CP&L Energy's definitive joint proxy statement/prospectus contained in CP&L Energy's Registration Statement on Form S-4 (File No. 333-40836)).

    4.1 Contingent Value Obligation Agreement, dated as of November 30, 2000, between CP&L nergy, Inc. and The Chase Manhattan Bank, as Trustee (filed herewith).

    99.1          Press Release, dated November 30, 2000 (filed herewith).